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Exhibit (4)(c)
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                                SECOND AMENDMENT
                                       TO
                                CREDIT AGREEMENT


         This Second Amendment to Credit Agreement (this "Amendment"), dated as of May 31 , 1996, is entered into by and among SUDBURY, INC. (Borrower), NATIONAL CITY BANK and STAR BANK, NATIONAL ASSOCIATION (together "Banks") and NATIONAL CITY BANK in its capacity as agent of the banks ("NCB-Agent") for the purposes of the Credit Agreement referred to below and the Related Writings.

                                  WITNESSETH:

         WHEREAS, the parties have entered into a Credit Agreement dated May 30, 1995, as amended by a certain Amendment dated as of August 30, 1995 (as amended, the "Credit Agreement"; all terms used in the Credit Agreement being used herein with the same meaning), which sets forth the terms and conditions upon which Borrower may obtain Revolving Loans and Subject LCs from time to time; and

         WHEREAS, the parties desire to amend the fixed asset negative covenant contained in the Credit Agreement; and

         WHEREAS, the parties also wish to evidence the agreement of Borrower to pay to NCB-Agent a $1,000 documentation fee in consideration of NCB-Agent's preparation of this Amendment; and

         NOW, THEREFORE, in consideration of the premises above and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION I - AMENDMENT TO CREDIT AGREEMENT
            -----------------------------

         Subsection 3D.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "3D.05 FIXED ASSETS -- The Companies, viewed on a consolidated basis, will not invest (net after trade-ins, if any) in fixed assets and leasehold improvements (in each case, excluding capitalized interest) more than Twenty-Four Million and 00/100 Dollars ($24,000,000) during the fiscal year ending May 31, 1996 or more than Twenty Million and 00/100 Dollars ($20,000,000) during any fiscal year thereafter."

SECTION II - CONDITIONS PRECEDENT
             --------------------

         It is a condition precedent to the effectiveness of this Amendment that, prior to or on the date hereof; the following items shall have been delivered to NCB-Agent (in form and substance acceptable to NCB-Agent):

         (A) an Acknowledgment of Receipt of a copy of and Consent and Agreement to the terms of, this Amendment by each Company (other than Borrower) with respect to a certain Continuing Guaranty of Payment executed and delivered to NCB-Agent by such entities and dated May 30, 1995;

         (B) a Certificate, dated as of the date hereof, of the secretary of Borrower certifying (1) that Borrower's Certificate of Incorporation and By-Laws have not been amended since the execution of

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         the Credit Agreement (or certifying that true, correct and complete copies of any amendments are attached), (2) that copies of resolutions of the Board of Directors of Borrower are attached with respect to the approval of this Amendment and of the matters contemplated hereby and authorizing the execution, delivery and performance by Borrower of this Amendment and (3) as to the incumbency and signatures of the officers of Borrower signing this Amendment;

         (C) a non-refundable documentation fee to NCB-Agent (for its own account) in the amount of $1,000 in consideration of NCB-Agent's preparation of this Amendment; and

         (D) Such other documents as NCB-Agent may request to implement this Amendment and the transactions contemplated hereby.

If NCB-Agent or Banks shall consummate the transactions contemplated hereby prior to the fulfillment of any of the conditions precedent set forth above, the consummation of such transactions shall constitute only an extension of time for the fulfillment of such conditions and not a waiver thereof.

SECTION III - REPRESENTATIONS AND WARRANTIES
              ------------------------------

         Borrower hereby represents and warrants to each of the other parties to this Amendment that

         (A) none of the representations and warranties made in the Credit Agreement has ceased to be true and complete in any material respect as of the date hereof; and

         (B) as of the date hereof no "Default Under This Agreement" has occurred and is continuing.

SECTION IV - ACKNOWLEDGMENTS CONCERNING OUTSTANDING LOANS
             --------------------------------------------

         Borrower acknowledges and agrees that, as of the date hereof; all of Borrower's outstanding loan obligations to Banks are owed without any offset, deduction, defense, claim or counterclaim of any nature whatsoever.

SECTION V - REFERENCES
            ----------

         On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof', or words of like import referring to the Credit Agreement, and each reference in the Revolving Notes or other Related Writings to the "Credit Agreement", "thereof', or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as previously amended and as amended hereby. The Credit Agreement, as previously amended and as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of NCB-Agent or Banks under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement except as specifically set forth herein.

SECTION VI - COUNTERPARTS AND GOVERNING LAW
             ------------------------------

         This Amendment may be executed in any number of counterparts, each counterpart to be executed by one or more of the parties but, when taken together, all counterparts shall constitute one agreement. This Amendment, and the respective rights and obligations of the parties hereto, shall be construed in accordance with and governed by Ohio law.

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         IN WITNESS WHEREOF, the Borrower, NCB-Agent and the banks have caused this Amendment to be executed by their authorized officers as of the date and year first above written.


NATIONAL CITY BANK, AGENT                   SUDBURY, INC.
By: /s/ Diane I. Rooney                     By: /s/ Mark E. Brody
    ----------------------------                -----------------------------
Printed Name: Diane I. Rooney               Printed Name: Mark E. Brody
              ------------------                          -------------------
Title: Vice President                       Title: Vice President
       -------------------------                   --------------------------


NATIONAL CITY BANK
By: /s/ Diane I. Rooney                     And By: /s/ Jacques Sardas
    ----------------------------                    ------------------------
Printed Name: Diane I. Rooney               Printed Name: Jacques Sardas
              ------------------                          -------------------
Title: Vice President                       Title: President & CEO
       -------------------------                   --------------------------


STAR BANK, NATIONAL ASSOCIATION

By: /s/ John D. Barret
    ----------------------------
Printed Name: John Barrett
              ------------------
Title: Vice President
       -------------------------




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                     ACKNOWLEDGMENT, CONSENT AND AGREEMENT
                     -------------------------------------
                            WITH RESPECT TO GUARANTY
                            ------------------------


         The undersigned hereby acknowledge receipt of a copy of a certain Second Amendment to Credit Agreement (the "Amendment"), dated as of May 31, 1996, and entered into by and among Sudbury, Inc. ("Borrower"), National
City Bank and Star Bank, National Association (collectively the "Banks") and National City Bank in its capacity as agent of the Banks ("NCB-Agent"). By executing this Acknowledgment, Consent and Agreement, the undersigned agree to remain bound by the terms and conditions of that certain Continuing Guaranty of Payment executed and delivered to NCB-Agent by the undersigned and dated as of May 30, 1995 (the "Guaranty"). The Guaranty was executed in connection with a certain Credit Agreement by and among Borrower, Banks and NCB-Agent, which Credit Agreement has been previously modified and is now being amended by the Amendment. The undersigned further acknowledge that the liability of the undersigned pursuant to the Guaranty shall continue and be unaffected by the Amendment and shall extend, without limitation, to any and all obligations of Borrower in connection with the matters referred to in the Amendment. The undersigned expressly consent to Borrower's execution of the Amendment and agree that Banks and NCB-Agent may rely on this Acknowledgment, Consent and Agreement in modifying the financial accommodations to Borrower as contemplated and evidenced by such document.



Address:  2800 Yasdick Drive              CAST-MATIC CORPORATION
          P.O. Box 251
          Stevensville, MI 49127
          Telecopy: (616) 429-1630        By: /s/ Mark E. Brody
                                              ----------------------------
                                          Printed Name: Mark E. Brody
                                          Title: Vice President & Treasurer
                                          Date: May 31, 1996

Address: 1500 Chase Avenue                FRISBY P.M.C., INCORPORATED
         Elk Grove Village, IL 60007
         Telecopy: (708) 439-6463
                                          By: /s/ Mark E. Brody
                                              ----------------------------
                                          Printed Name: Mark E. Brody
                                          Title: Vice President & Treasurer
                                          Date: May 31, 1996

Address: 202 Republic Street              INDUSTRIAL POWDER COATINGS, INC.
         P.O. Box 837
         Norwalk, OH 44857
         Telecopy: (419) 663-4206        By: /s/ Mark E. Brody
                                              ----------------------------
                                         Printed Name: Mark E. Brody
                                         Title: Vice President & Treasurer
                                         Date: May 31, 1996


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Address: 500 Highway 18 West             IOWA MOLD TOOLING CO., INC.
         Garner, IA 50438
         Telecopy: (515) 923-2424
                                          By: /s/ Mark E. Brody
                                              ----------------------------
                                          Printed Name: Mark E. Brody
                                          Title: Vice President & Treasurer
                                          Date: May 31, 1996

Address: 825 North Lowber Street          WAGNER CASTINGS COMPANY
         P.O. Box 1319
         Decatur, IL 62525
         Telecopy: (217)425-6662          By: /s/ Mark E. Brody
                                              ----------------------------
                                          Printed Name: Mark E. Brody
                                          Title: Vice President & Treasurer
                                          Date: May 31, 1996

Address: 227 Wagner Avenue                WAGNER HAVANA, INC.
         Box 469
         Havana, IL 62644
         Telecopy: (309) 543-4499         By: /s/ Mark E. Brody
                                              ----------------------------
                                          Printed Name: Mark E. Brody
                                          Title: Vice President & Treasurer
                                          Date: May 31, 1996